Exhibit 10.10

Heramba Electric plc1

Form of Deed of Indemnification And Advancement

This Deed Indemnification and Advancement (“Deed”) is made as of [ ● ], 2024 by and between (1) Heramba Electric plc, an Irish public limited company duly incorporated under the laws of Ireland, with company registration number 744994, having its registered office at 70 Sir John Rogerson’s Quay, Dublin 2, Ireland (the “Company”) and (2) ______________ (the “Indemnitee”). This Deed supersedes and replaces any and all previous agreements between the Company and Indemnitee covering indemnification and advancement of expenses.

RECITALS

WHEREAS, the Board of Directors of the Company (the “Board”) believes that highly competent persons have become more reluctant to serve publicly held corporations as directors, officers, or in other capacities unless they are provided with adequate protection through insurance or adequate indemnification and advancement of expenses against inordinate risks of claims and actions against them arising out of their service to and activities on behalf of the corporation;

WHEREAS, the Board has determined that, in order to attract and retain qualified individuals, the Company will attempt to maintain on an ongoing basis, at its sole expense, liability insurance to protect persons serving the Company and its subsidiaries from certain liabilities. Although the furnishing of such insurance has been a customary and widespread practice among corporations and other business enterprises similar to the Company, the Company believes that, given current market conditions and trends, such insurance may be available to it in the future only at higher premiums and with more exclusions. At the same time, directors, officers, and other persons in service to corporations or business enterprises are being increasingly subjected to expensive and time-consuming litigation relating to, among other things, matters that traditionally would have been brought only against the Company or business enterprise itself. The Company’s constitution, as amended from time to time (the “Constitution”) require indemnification of the officers and directors of the Company. The Constitution expressly provide that the indemnification provisions set forth therein are not exclusive, and thereby contemplate that contracts may be entered into between the Company and members of the Board, officers and other persons with respect to indemnification and advancement of expenses;

WHEREAS, the uncertainties relating to such insurance, to indemnification, and to advancement of expenses may increase the difficulty of attracting and retaining such persons;

WHEREAS, the Board has determined that the increased difficulty in attracting and retaining such persons is detrimental to the best interests of the Company and its shareholders and that the Company should act to assure such persons that there will be increased certainty of such protection in the future;

1 Note to Draft: Subject to ongoing review.

WHEREAS, it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to advance expenses on behalf of, such persons to the fullest extent permitted by applicable law so that they will serve or continue to serve the Company free from undue concern that they will not be so indemnified;

WHEREAS, this Deed is a supplement to and in furtherance of the Constitution and any resolutions adopted pursuant thereto, as well as any rights of Indemnitee under any directors’ and officers’ liability insurance policy and any other indemnification provided in favor of the Indemnitee by any subsidiary of the Company, and is not a substitute therefor, and does not diminish or abrogate any rights of Indemnitee thereunder;

WHEREAS, to the extent applicable, the Company also may extend rights, benefits and obligations under this Deed to officers and directors of any of its subsidiaries; and

WHEREAS, Indemnitee does not regard the protection available under the Constitution, and insurance as adequate in the present circumstances, and may not be willing to serve or continue to serve as an officer or director of the Company or any of its subsidiaries without adequate additional protection, and the Company desires Indemnitee to serve or continue to serve in such capacities. Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Company or any of its subsidiaries on the condition that Indemnitee be so indemnified and advanced expenses.

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1. Services to the Company. Indemnitee agrees to serve as [a/an] [director/officer/employee/agent] of the Company. Indemnitee may at any time and for any reason resign from such position (subject to any other contractual obligation or any obligation imposed by operation of law). This Deed does not create any obligation on the Company to continue Indemnitee in such position and is not an employment contract between the Company (or any of its subsidiaries or any Enterprise) and Indemnitee.

2. Definitions. As used in this Deed:

(a) “Agent” means any person who is authorized by the Company or an Enterprise to act for or represent the interests of the Company or an Enterprise, respectively.

(b) A “Change in Control” occurs upon the earliest to occur after the date of this Deed of any of the following events:

(i) Acquisition of Stock by Third Party. Any Person (as defined below) is or becomes the Beneficial Owner (as defined below), directly or indirectly, of securities of the Company representing [thirty percent (30%)] or more of the combined voting power of the Company’s then outstanding securities unless the change in relative beneficial ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

(ii) Change in Board of Directors. During any period of two (2) consecutive years (not including any period prior to the execution of this Deed), individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in Sections 2(b)(i), 2(b)(iii) or 2(b)(iv) hereof) whose election by the Board or nomination for election by the Company’s shareholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the members of the Board;

(iii) Corporate Transactions. The effective date of a merger or consolidation of the Company with any other entity, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than fifty-one percent (51%) of the combined voting power of the voting securities of the surviving entity outstanding immediately after such merger or consolidation and with the power to elect at least a majority of the board of directors or other governing body of such surviving entity;

(iv) Liquidation. The approval by the shareholders of the Company of a complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets; and

(v) Other Events. There occurs any other event of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A (or a response to any similar item on any similar schedule or form) promulgated under the Exchange Act (as defined below), whether or not the Company is then subject to such reporting requirement, unless such event was a result of the conversion of shares held by shareholders of the Company pursuant to any recapitalization, reorganization or similar event of the Company.

(vi) For purposes of this Section 2(b), the following terms have the following meanings:

1	“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.

2	“Person” has the meaning as set forth in Sections 13(d) and 14(d) of the Exchange Act; provided, however, that Person excludes (i) the Company, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of the Company, and (iii) any entity owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their ownership of stock of the Company.

3	“Beneficial Owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act; provided, however, that Beneficial Owner excludes any Person otherwise becoming a Beneficial Owner by reason of the shareholders of the Company approving a merger of the Company with another entity.

(c) “Irish Companies Act” mean the Companies Act 2014 of Ireland, as amended;

(d) “Corporate Status” describes the status of a person who is or was acting as a director, officer, employee, fiduciary, or Agent of the Company or an Enterprise.

(e) “Disinterested Director” means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification is sought by Indemnitee.

(f) “Enterprise” means any other corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other entity for which Indemnitee is or was serving at the request of the Company as a director, officer, employee, or Agent.

(g) “Expenses” includes all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees and other costs of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Deed, ERISA excise taxes and penalties, and all other disbursements, obligations, or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or otherwise participating in, a Proceeding. Expenses also include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including without limitation the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 14(d) of this Deed only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Deed, by litigation or otherwise. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Deed, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable in the good faith judgment of such counsel will be presumed conclusively to be reasonable. Expenses, however, do not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee.

(h) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning the Indemnitee under this Deed, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” does not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Deed. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel.

(i) “Proceeding” includes any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of the Company, any Enterprise, or otherwise and whether of a civil, criminal, administrative, legislative, regulatory, or investigative (formal or informal) nature, including any appeal therefrom, in which Indemnitee was, is or will be involved as a party, potential party, non-party witness or otherwise by reason of Indemnitee’s Corporate Status or by reason of any action taken by Indemnitee (or a failure to take action by Indemnitee) or of any action (or failure to act) on Indemnitee’s part while acting pursuant to Indemnitee’s Corporate Status, in each case whether or not serving in such capacity at the time any liability or Expense is incurred for which indemnification, reimbursement, or advancement of Expenses can be provided under this Deed. A Proceeding also includes a situation the Indemnitee believes in good faith may lead to or culminate in the institution of a Proceeding.

3. Indemnity in Third-Party Proceedings. The Company will indemnify Indemnitee in accordance with the provisions of this Section 3 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding, other than a Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 3, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses, judgments, fines and amounts paid in settlement (including all interest, assessments and other charges paid or payable in connection with or in respect of such Expenses, judgments, fines and amounts paid in settlement) actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or any Enterprise and, in the case of a criminal Proceeding had no reasonable cause to believe that Indemnitee’s conduct was unlawful.

4. Indemnity in Proceedings by or in the Right of the Company. The Company will indemnify Indemnitee in accordance with the provisions of this Section 4 if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by or in the right of the Company to procure a judgment in its favor. Pursuant to this Section 4, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with such Proceeding or any claim, issue or matter therein, if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company. The Company will not indemnify Indemnitee for Expenses under this Section 4 related to any claim, issue or matter in a Proceeding for which Indemnitee has been finally adjudged by a court of competent jurisdiction to be liable to the Company, unless, and only to the extent that, a court of competent jurisdiction in Ireland (the “Irish Court”) in which the Proceeding was brought determines upon application by Indemnitee that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification.

5. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding any other provisions of this Deed, to the fullest extent permitted by applicable law, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding to the extent that Indemnitee is successful, on the merits or otherwise. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with or related to each successfully resolved claim, issue or matter to the fullest extent permitted by applicable law. For purposes of this Section 5 and without limitation, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, will be deemed to be a successful result as to such claim, issue or matter.

6. Indemnification for Expenses of a Witness. Notwithstanding any other provisions of this Deed, to the fullest extent permitted by applicable law, the Company will indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with any Proceeding to which Indemnitee is not a party but to which Indemnitee is a witness, deponent, interviewee, or otherwise asked to participate or provide information.

7. Partial Indemnification. If Indemnitee is entitled under any provision of this Deed to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company will indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

8. Additional Indemnification. Notwithstanding any limitation in Sections 3, 4, or 5 of this Deed, the Company will indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is a party to or threatened to be made a party to any Proceeding (including a Proceeding by or in the right of the Company to procure a judgment in its favor).

9. Exclusions.

(a) Notwithstanding any provision in this Deed, the Company is not obligated under this Deed to make any indemnification payment to Indemnitee in connection with any Proceeding:

(i) for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except to the extent provided in Section 15(b) of this Deed and except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision; or

(ii) for (a) an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 15(b) of the Exchange Act (as defined in Section 2(b) hereof) or similar provisions of state statutory law or common law, (b) any reimbursement of the Company by the Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by the Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (c) any reimbursement of the Company by Indemnitee of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including but not limited to any such policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act; or

(iii) initiated by Indemnitee, including any Proceeding (or any part of any Proceeding) initiated by Indemnitee against the Company or its directors, officers, employees or other indemnitees, unless (i) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to indemnification or advancement, of Expenses, including a Proceeding (or any part of any Proceeding) initiated pursuant to Section 14 of this Deed, (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation or (iii) the Company provides the indemnification, in its sole discretion, pursuant to the powers vested in the Company under applicable law.

(b) Notwithstanding any other terms of this Deed, no provision of this Deed shall indemnify, the Indemnitee against, or exempt the Indemnitee from, any liability which by virtue of any enactment or rule of law would otherwise attach to the Indemnitee in respect of fraud or dishonesty proved against the Indemnitee.

(c) Notwithstanding any other terms of this Deed, no provision of this Deed shall indemnify the Indemnitee against, or exempt the Indemnitee from, any liability to the extent such provision would be void under applicable law, including, without limitation, the provisions of section 235 of the Irish Companies Act 2014 (but shall otherwise have effect to the fullest extent permitted under applicable law in effect at the relevant time). The parties to this Deed acknowledge that, at the date of this Deed, section 235 of the Irish Companies Act renders void any provision, whether contained in the Constitution, in a contract with the Company (such as this Deed) or otherwise, purporting to exempt a director or other officer of the Company from, or purporting to indemnify a director or other officer of the Company against, any liability which by virtue of any enactment or rule of law would otherwise attach to the Indemnitee in respect of any negligence, default, breach of duty or breach of trust of which the Indemnitee may be guilty in relation to the Company, provided that, notwithstanding the aforesaid prohibition, the Company may indemnify a director or other officer against any liability incurred by the Indemnitee: (i) in defending proceedings, whether civil or criminal, in which judgment is given in the Indemnitee’s favour or in which the Indemnitee is acquitted; or (ii) in connection with any proceedings or an application for relief from liability under section 233 or 234 of the Irish Companies Act in which relief is granted to the Indemnitee by the High Court of Ireland.

10. Advances of Expenses.

(a) The Company will advance, to the extent not prohibited by applicable law, the Expenses incurred by Indemnitee in connection with any Proceeding (or any part of any Proceeding) not initiated by Indemnitee or any Proceeding (or any part of any Proceeding) initiated by Indemnitee if (i) the Proceeding or part of any Proceeding is to enforce Indemnitee’s rights to obtain indemnification or advancement of Expenses from the Company or Enterprise, including a proceeding initiated pursuant to Section 14 of this Deed or (ii) the Board authorized the Proceeding (or any part of any Proceeding) prior to its initiation. The Company will advance the Expenses within forty-five (45) days after the receipt by the Company of a statement or statements requesting such advances from time to time, whether prior to or after final disposition of any Proceeding.

(b) Advances will be unsecured and interest free. Indemnitee hereby undertakes to repay any amounts so advanced (without interest) to the extent that it is ultimately determined that Indemnitee is not entitled to be indemnified by the Company, thus Indemnitee qualifies for advances upon the execution of this Deed and delivery to the Company. No other form of undertaking is required other than the execution of this Deed. The Company will make advances without regard to Indemnitee’s ability to repay the Expenses and without regard to Indemnitee’s ultimate entitlement to indemnification under the other provisions of this Deed.

11. Procedure for Notification of Claim for Indemnification or Advancement.

(a) Indemnitee will notify the Company in writing of any Proceeding with respect to which Indemnitee intends to seek indemnification or advancement of Expenses hereunder as soon as reasonably practicable following the receipt by Indemnitee of written notice thereof. Indemnitee will include in the written notification to the Company a description of the nature of the Proceeding and the facts underlying the Proceeding and provide such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of such Proceeding. Indemnitee’s failure to notify the Company will not relieve the Company from any obligation it may have to Indemnitee under this Deed, and any delay in so notifying the Company will not constitute a waiver by Indemnitee of any rights under this Deed. The Secretary of the Company will, promptly upon receipt of such a request for indemnification or advancement, advise the Board in writing that Indemnitee has requested indemnification or advancement.

(b) The Company will be entitled to participate in the Proceeding at its own expense.

12. Procedure Upon Application for Indemnification.

(a) Unless a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made:

(i) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

(ii) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board;

(iii) if there are no such Disinterested Directors or, if such Disinterested Directors so direct, by written opinion provided by Independent Counsel selected by the Board; or

(iv) if so directed by the Board, by the shareholders of the Company.

(b) If a Change in Control has occurred, the determination of Indemnitee’s entitlement to indemnification will be made by written opinion provided by Independent Counsel selected by Indemnitee (unless Indemnitee requests such selection be made by the Board)

(c) The party selecting Independent Counsel pursuant to subsection (a)(iii) or (b) of this Section 12 will provide written notice of the selection to the other party. The notified party may, within ten (10) days after receiving written notice of the selection of Independent Counsel, deliver to the selecting party a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 2 of this Deed, and the objection will set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person so selected will act as Independent Counsel. If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or the Irish Court has determined that such objection is without merit. If, within thirty (30) days after the later of submission by Indemnitee of a written request for indemnification pursuant to Section 11(a) of this Deed and the final disposition of the Proceeding, Independent Counsel has not been selected or, if selected, any objection to such selection has not been resolved, either the Company or Indemnitee may petition the Irish Court for resolution of any objection made by the Company or Indemnitee to the other’s selection or Independent Counsel and/or for the appointment as Independent Counsel of a person selected by such court or by such other person as such court designates. Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 14(a) of this Deed, Independent Counsel will be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

(d) Indemnitee will cooperate with the person, persons or entity making the determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination. The Company will advance and pay any Expenses incurred by Indemnitee in so cooperating with the person, persons or entity making the indemnification determination irrespective of the determination as to Indemnitee’s entitlement to indemnification and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom. The Company promptly will advise Indemnitee in writing of the determination that Indemnitee is or is not entitled to indemnification, including a description of any reason or basis for which indemnification has been denied and providing a copy of any written opinion provided to the Board by Independent Counsel.

(e) If it is determined that Indemnitee is entitled to indemnification, the Company will make payment to Indemnitee within thirty (30) days after such determination.

13. Presumptions and Effect of Certain Proceedings.

(a) In making a determination with respect to entitlement to indemnification hereunder, the person or persons or entity making such determination will, to the fullest extent not prohibited by applicable law, presume Indemnitee is entitled to indemnification under this Deed if Indemnitee has submitted a request for indemnification in accordance with Section 11(a) of this Deed, and the Company will, to the fullest extent not prohibited by applicable law, have the burden of proof to overcome that presumption. Neither the failure of the Company (including by its directors or Independent Counsel) to have made a determination prior to the commencement of any action pursuant to this Deed that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct, nor an actual determination by the Company (including by its directors or Independent Counsel) that Indemnitee has not met such applicable standard of conduct, will be a defense to the action or create a presumption that Indemnitee has not met the applicable standard of conduct.

(b) If the determination of the Indemnitee’s entitlement to indemnification has not been made pursuant to Section 12 of this Deed within sixty (60) days after the later of (i) receipt by the Company of Indemnitee’s request for indemnification pursuant to Section 11(a) of this Deed and (ii) the final disposition of the Proceeding for which Indemnitee requested indemnification (the “Determination Period”), the requisite determination of entitlement to indemnification will, to the fullest extent not prohibited by applicable law, be deemed to have been made and Indemnitee will be entitled to such indemnification, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law. The Determination Period may be extended for a reasonable time, not to exceed an additional thirty (30) days, if the person, persons or entity making the determination with respect to entitlement to indemnification in good faith requires such additional time for the obtaining or evaluating of documentation and/or information relating thereto; and provided, further, the Determination Period will not apply (i) if the determination of entitlement to indemnification is to be made by the shareholders pursuant to Section 12(a)(iv) of this Deed and if (A) within fifteen (15) days after receipt by the Company of the request for such determination the Board has resolved to submit such determination to the shareholders for their consideration at an annual meeting thereof to be held within seventy-five (75) days after such receipt and such determination is made thereat, or (B) a special meeting of shareholders is called within fifteen (15) days after such receipt for the purpose of making such determination, such meeting is held for such purpose within sixty (60) days after having been so called and such determination is made thereat, or (ii) if the determination of entitlement to indemnification is to be made by Independent Counsel.

(c) The termination of any Proceeding or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, will not (except as otherwise expressly provided in this Deed) of itself adversely affect the right of Indemnitee to indemnification or create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company or, with respect to any criminal Proceeding, that Indemnitee had reasonable cause to believe that Indemnitee’s conduct was unlawful.

(d) For purposes of any determination of good faith, Indemnitee will be deemed to have acted in good faith if Indemnitee acted based on the records or books of account of the Company, its subsidiaries, or an Enterprise, including financial statements, or on information supplied to Indemnitee by the directors or officers of the Company, its subsidiaries, or an Enterprise in the course of their duties, or on the advice of legal counsel for the Company, its subsidiaries, or an Enterprise or on information or records given or reports made to the Company or an Enterprise by an independent certified public accountant or by an appraiser, financial advisor or other expert selected with reasonable care by or on behalf of the Company, its subsidiaries, or an Enterprise. Further, Indemnitee will be deemed to have acted in a manner “not opposed to the best interests of the Company,” as referred to in this Deed if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan. The provisions of this Section 13(d) are not exclusive and do not limit in any way the other circumstances in which the Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Deed.

(e) The knowledge and/or actions, or failure to act, of any director, officer, trustee, partner, managing member, fiduciary, agent or employee of the Enterprise may not be imputed to Indemnitee for purposes of determining Indemnitee’s right to indemnification under this Deed.

14. Remedies of Indemnitee.

(a) Indemnitee may commence litigation against the Company in the Irish Court to obtain indemnification or advancement of Expenses provided by this Deed in the event that (i) a determination is made pursuant to Section 12 of this Deed that Indemnitee is not entitled to indemnification under this Deed, (ii) the Company does not advance Expenses pursuant to Section 10 of this Deed, (iii) the determination of entitlement to indemnification is not made pursuant to Section 12 of this Deed within the Determination Period, (iv) the Company does not indemnify Indemnitee pursuant to Section 5 or 6 or the second to last sentence of Section 12(d) of this Deed within thirty (30) days after receipt by the Company of a written request therefor, (v) the Company does not indemnify Indemnitee pursuant to Section 3, 4, 7, or 8 of this Deed within thirty (30) days after a determination has been made that Indemnitee is entitled to indemnification, or (vi) in the event that the Company or any other person takes or threatens to take any action to declare this Deed void or unenforceable, or institutes any litigation or other action or Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided or intended to be provided to the Indemnitee hereunder. Alternatively, Indemnitee or the Company, at Indemnitee’s or Company’s option as the case may be, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association. Any party requesting arbitration must commence such Proceeding seeking an adjudication or an award in arbitration within one hundred and eighty (180) days following the date on which such party first has the right to commence such Proceeding pursuant to this Section 14(a); provided, however, that the foregoing clause does not apply in respect of a Proceeding brought by Indemnitee to enforce Indemnitee’s rights under Section 5 of this Deed. The Company will not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b) If a determination is made pursuant to Section 12 of this Deed that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 14 will be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee may not be prejudiced by reason of that adverse determination. In any judicial proceeding or arbitration commenced pursuant to this Section 14 the Company will have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses, as the case may be, and will not introduce evidence of the determination made pursuant to Section 12 of this Deed.

(c) If a determination is made pursuant to Section 12 of this Deed that Indemnitee is entitled to indemnification, the Company will be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 14, absent (i) a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification, or (ii) a prohibition of such indemnification under applicable law.

(d) The Company is, to the fullest extent not prohibited by applicable law, precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 14 that the procedures and presumptions of this Deed are not valid, binding and enforceable and will stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Deed.

(e) It is the intent of the Company that, to the fullest extent permitted by applicable law, the Indemnitee not be required to incur legal fees or other Expenses associated with the interpretation, enforcement or defense of Indemnitee’s rights under this Deed by litigation or otherwise because the cost and expense thereof would substantially detract from the benefits intended to be extended to the Indemnitee hereunder. The Company, to the fullest extent permitted by applicable law, will (within thirty (30) days after receipt by the Company of a written request therefor) advance to Indemnitee such Expenses which are incurred by Indemnitee in connection with any action concerning this Deed, Indemnitee’s right to indemnification or advancement of Expenses from the Company, or concerning any directors’ and officers’ liability insurance policies maintained by the Company, and will indemnify Indemnitee against any and all such Expenses unless the court determines that each of the Indemnitee’s claims in such Proceeding were made in bad faith or were frivolous or are prohibited by applicable law.

15. Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The indemnification and advancement of Expenses provided by this Deed are not exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law, the Constitution, any agreement, a vote of shareholders or a resolution of directors, or otherwise. The indemnification and advancement of Expenses provided by this Deed may not be limited or restricted by any amendment, alteration or repeal of this Deed in any way with respect to any action taken or omitted by Indemnitee in Indemnitee’s Corporate Status occurring prior to any amendment, alteration or repeal of this Deed. To the extent that a change in Irish law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under the Constitution or this Deed, it is the intent of the parties hereto that Indemnitee enjoy by this Deed the greater benefits so afforded by such change. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy is cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, will not prevent the concurrent assertion or employment of any other right or remedy.

(b) The Company hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement of Expenses and/or insurance provided by one or more other Persons with whom or which Indemnitee may be associated. The relationship between the Company and such other Persons, other than an Enterprise, with respect to the Indemnitee’s rights to indemnification, advancement of Expenses, and insurance is described by this subsection, subject to the provisions of subsection (d) of this Section 15 with respect to a Proceeding concerning Indemnitee’s Corporate Status with an Enterprise.

(i) The Company hereby acknowledges and agrees:

1) the Company’s obligations to Indemnitee are primary and any obligation of any other Persons, other than an Enterprise, are secondary (i.e., the Company is the indemnitor of first resort) with respect to any request for indemnification or advancement of Expenses made pursuant to this Deed concerning any Proceeding;

2)  the Company is primarily liable for all indemnification and indemnification or advancement of Expenses obligations for any Proceeding, whether created by applicable law, the Constitution, contract (including this Deed) or otherwise;

3) any obligation of any other Persons with whom or which Indemnitee may be associated to indemnify Indemnitee and/or advance Expenses to Indemnitee in respect of any proceeding are secondary to the obligations of the Company’s obligations; and

4) the Company will indemnify Indemnitee and advance Expenses to Indemnitee hereunder to the fullest extent provided herein without regard to any rights Indemnitee may have against any other Person with whom or which Indemnitee may be associated or insurer of any such Person.

(ii) The Company irrevocably waives, relinquishes and releases (A) any other Person with whom or which Indemnitee may be associated from any claim of contribution, subrogation, reimbursement, exoneration or indemnification, or any other recovery of any kind in respect of amounts paid by the Company to Indemnitee pursuant to this Deed and (B) any right to participate in any claim or remedy of Indemnitee against any Person, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from any Person, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right.

(iii) In the event any other Person with whom or which Indemnitee may be associated or their insurers advances or extinguishes any liability or loss for Indemnitee, the payor has a right of subrogation against the Company or its insurers for all amounts so paid which would otherwise be payable by the Company or its insurers under this Deed. In no event will payment by any other Person with whom or which Indemnitee may be associated or their insurers affect the obligations of the Company hereunder or shift primary liability for the Company’s obligation to indemnify or advance of Expenses to any other Person with whom or which Indemnitee may be associated.

(iv) Any indemnification or advancement of Expenses provided by any other Person with whom or which Indemnitee may be associated is specifically in excess over the Company’s obligation to indemnify and advance Expenses or any valid and collectible insurance (including but not limited to any malpractice insurance or professional errors and omissions insurance) provided by the Company.

(c) To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, or agents of the Company, and the Company will obtain a policy or policies covering Indemnitee to the maximum extent of the coverage available for any such director, officer, employee or agent under such policy or policies, including coverage in the event the Company does not or cannot, for any reason, indemnify or advance Expenses to Indemnitee as required by this Deed. At the time of the receipt of a notice of a claim pursuant to this Deed, the Company has director and officer liability insurance in effect, the Company will give prompt notice of such claim or of the commencement of a Proceeding, as the case may be, to the insurers in accordance with the procedures set forth in the respective policies. The Company will thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies. Indemnitee agrees to assist the Company’s efforts to cause the insurers to pay such amounts and will comply with the terms of such policies, including selection of approved panel counsel, if required.

(d) The Company’s obligation to indemnify or advance Expenses hereunder to Indemnitee for any Proceeding concerning Indemnitee’s Corporate Status with an Enterprise will be reduced by any amount Indemnitee has actually received as indemnification or advancement of Expenses from such Enterprise. The Company and Indemnitee intend that any such Enterprise (and its insurers) be the indemnitor of first resort with respect to indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise. The Company’s obligation to indemnify and advance Expenses to Indemnitee is secondary to the obligations the Enterprise or its insurers owe to Indemnitee. Indemnitee agrees to take all reasonably necessary and desirable action to obtain from an Enterprise indemnification and advancement of Expenses for any Proceeding related to or arising from Indemnitee’s Corporate Status with such Enterprise.

(e) In the event of any payment made by the Company under this Deed, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee from any Enterprise or its insurance carrier. Indemnitee will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights.

(f) In the event that the Indemnitee has a right to be indemnified against or to receive Expenses under this Deed, the Constitution and any resolutions adopted pursuant thereto, as well as any rights of Indemnitee under any directors’ and officers’ liability insurance policy and any other indemnification provided in favor of the Indemnitee by any subsidiary of the Company, the Indemnitee shall not be entitled to recover such Expenses or otherwise obtain reimbursement or restitution more than once in respect of the same loss arising from any one matter.

16. Duration of this Deed. This Deed continues until and terminates upon the later of: (a) ten (10) years after the date that Indemnitee ceases to serve as a director or officer of the Company or (b) one (1) year after the final termination of any Proceeding then pending in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses hereunder and of any Proceeding commenced by Indemnitee pursuant to Section 14 of this Deed relating thereto. The indemnification and advancement of Expenses rights provided by or granted pursuant to this Deed are binding upon and be enforceable by the parties hereto and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of the Company), continue as to an Indemnitee who has ceased to be a director, officer, employee or agent of the Company or of any other Enterprise, and inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

17. Severability. If any provision or provisions of this Deed is held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Deed (including without limitation, each portion of any Section of this Deed containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will not in any way be affected or impaired thereby and remain enforceable to the fullest extent permitted by applicable law; (b) such provision or provisions will be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto; and (c) to the fullest extent possible, the provisions of this Deed (including, without limitation, each portion of any Section of this Deed containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested thereby.

18. Interpretation. Any ambiguity in the terms of this Deed will be resolved in favor of Indemnitee and in a manner to provide the maximum indemnification and advancement of Expenses permitted by applicable law. The Company and Indemnitee intend that this Deed provide to the fullest extent permitted by applicable law for indemnification and advancement in excess of that expressly provided, without limitation, by the Constitution, vote of the Company shareholders or disinterested directors, or applicable law.

19. Enforcement.

(a) The Company expressly confirms and agrees that it has entered into this Deed and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Deed in serving or continuing to serve as a director or officer of the Company.

(b) This Deed constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Deed is a supplement to and in furtherance of the Constitution, any directors’ and officers’ insurance maintained by the Company and applicable law, and is not a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

20. Modification and Waiver. No supplement, modification or amendment of this Deed is binding unless executed in writing by the parties hereto. No waiver of any of the provisions of this Deed will be deemed or constitutes a waiver of any other provisions of this Deed nor will any waiver constitute a continuing waiver.

21. Notice by Indemnitee. Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding or matter which may be subject to indemnification or advancement of Expenses covered hereunder. The failure of Indemnitee to so notify the Company does not relieve the Company of any obligation which it may have to the Indemnitee under this Deed or otherwise.

22. Notices. All notices, requests, demands and other communications under this Deed will be in writing and will be deemed to have been duly given if (a) delivered by hand to the other party, (b) sent by reputable overnight courier to the other party or (c) sent by facsimile transmission or electronic mail, with receipt of oral confirmation that such communication has been received:

(a) If to Indemnitee, at the address indicated on the signature page of this Deed, or such other address as Indemnitee provides to the Company.

(b) If to the Company to:

Heramba Electric plc

70 Sir John Rogerson’s Quay

Dublin 2, Ireland

D02 R296

Attention: [   ]

Email: [   ]

with copies (which shall not constitute notice) to:

Latham & Watkins LLP

811 Main Street, Suite 3700

Houston, TX 77002

Attention: Nick S. Dhesi

Email: Nick.Dhesi@lw.com

and

Matheson

70 Sir John Rogerson’s Quay

Dublin 2

Ireland

Attention: Fergus Bolster

Email: Fergus.Bolster@matheson.com

or to any other address as may have been furnished to Indemnitee by the Company.

23. Contribution. To the fullest extent permissible under applicable law, if the indemnification provided for in this Deed is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, will contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any claim relating to an indemnifiable event under this Deed, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by the Company and Indemnitee as a result of the event(s) and/or transaction(s) giving cause to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such event(s) and/or transaction(s).

24. Applicable Law and Consent to Jurisdiction. This Deed and the legal relations among the parties are governed by, and construed and enforced in accordance with, the laws of Ireland, without regard to its conflict of laws rules and principles. Except with respect to any arbitration commenced by Indemnitee pursuant to Section 14(a) of this Deed, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or Proceeding arising out of or in connection with this Deed may be brought only in Ireland and not in any other state or federal court in any jurisdiction or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Irish Court for purposes of any action or Proceeding arising out of or in connection with this Deed, (iii) waive any objection to the laying of venue of any such action or Proceeding in the Irish Court, and (iv) waive, and agree not to plead or to make, any claim that any such action, claim, or proceeding brought in the Irish Court has been brought in an improper or inconvenient forum.

25. Identical Counterparts. This Deed may be executed in one or more counterparts, each of which will for all purposes be deemed to be an original but all of which together constitutes one and the same Deed. Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Deed.

26. Headings. The headings of this Deed are inserted for convenience only and do not constitute part of this Deed or affect the construction thereof.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have caused this Deed to be signed and delivered as of the day and year first above written.

GIVEN under the Common Seal of

Heramba Electric plc

and DELIVERED as a DEED

Director

Director / Secretary

SIGNED AND DELIVERED as a DEED

by ______________

in the presence of:

(Signature)

Witness Signature

Witness Name

Witness Address

Witness Occupation

[Signature Page to Heramba Electric plc Deed of Indemnification and Advancement]